UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 4, 2010
Date of Report (Date of earliest event reported):

NEW FRONTIER ENERGY, INC
(Exact name of registrant as specified in charter)

Colorado	0-50472	84-1530098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Broadway, Suite 920 Denver, CO 80202
(Address of principal executive offices)

(303) 730-9994
Registrant's telephone number, including area code

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

The information discussed under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 4, 2010, New Frontier Energy, Inc. (the “Company”) entered into a Purchase and Sale Agreement with Carrizo Oil & Gas, Inc. (“Carrizo”) to sell its interest in certain oil and gas leases (the “Leases”) in the Flattop Prospect in the Denver Julesburg Basin in Weld and Morgan Counties, Colorado.

The Company received an initial advance from the sale of the interest in the Leases of $5,519,989.

Pursuant to the Purchase and Sale Agreement, Carrizo must drill not less than three Carry Wells (as defined in the Purchase and Sale Agreement) in the 18 months following the closing (the “Drilling Period”) on the sale of the interest in the Leases and carry the Company for a 33 1/3 percent working interest in each of these wells (subject to adjustment as provided in the Purchase and Sale Agreement).  In the event that Carrizo fails to commence the drilling of the three Carry Wells during the Drilling Period, the Leases (except for 640 acre tracts) shall be reassigned back to the Company.

Pursuant to the Purchase and Sale Agreement, if Carrizo commences drilling three Carry Wells before the end of the Drilling Period, the Company has the option to re-acquire an undivided 1/3 working interest in the Leases.  To reacquire the 1/3 working  interest in the Leases, the Company shall pay 1/3 of to the total amount Carrizo paid to the Company to acquire the interest in the Leases plus 1/3 of any amount Carrizo has paid to renew, extend or replace the Leases during the Drilling Period.

In connection with the Purchase and Sale Agreement, the Company and Carrizo also entered into an AMI Agreement whereby the Company and Carrizo agreed to create an area of mutual interest in all governmental sections within which the Company owns Leases as of June 4, 2010 (subject to certain exclusions)(the “AMI Territory”). Pursuant to the AMI Agreement, the Company and Carrizo granted the other party the option acquire its proportionate interest, (33 1/3 in the case of the Company and 66 2/3 in the case of Carrizo) in any oil and gas leases and other interests in the AMI Territory.

The foregoing description of the terms and conditions of the Purchase and Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 to this Current Report and incorporated by reference as if fully set forth herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit

10.1    Purchase and Sale Agreement dated June 4, 2010

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW FRONTIER ENERGY, INC.

Date: June 8, 2010	By:	/s/ Samyak Veera
Samyak Veera, President and CEO